Exhibit 16.1

May 22, 2014

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re:	California Gold Corp. Commission File #000-54706

To Whom It May Concern:

We have read the statements that we understand California Gold Corp. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Sincerely,

Tampa, Florida